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                                                                    EXHIBIT 99.1

                      [PROSPERITY BANCSHARES, INC. LOGO]


PRESS RELEASE                                      FOR MORE INFORMATION CONTACT:

                                                                  David Hollaway
                                                         Chief Financial Officer
PROSPERITY BANCSHARES, INC.(SM)                                     979.543.2200
4295 San Felipe                               davidhollaway@prosperitybanktx.com
Houston, Texas 77027                          ----------------------------------

                                                                     Dan Rollins
                                                           Senior Vice President
                                                                    713.693.9300
                                                 danrollins@prosperitybanktx.com
                                                 -------------------------------

FOR IMMEDIATE RELEASE


                        PROSPERITY BANCSHARES, INC.(SM)
                                   TO ACQUIRE
                           TEXAS GUARANTY BANK, N.A.



HOUSTON, February 22, 2002. Prosperity Bancshares, Inc.(SM) (Nasdaq: PRSP) announced today the signing of a definitive agreement with American Bancorp of Oklahoma, Inc. to acquire its wholly-owned subsidiary, Texas Guaranty Bank, N.A., for $11.8 million in cash. The acquisition is expected to close in the second quarter 2002. The proposed transaction is subject to certain conditions and approval by regulators.

Texas Guaranty Bank, N.A. operates three (3) offices in Houston, Texas, all of which will become full service banking centers of Prosperity Bank when the acquisition is completed. On December 31, 2001, Texas Guaranty Bank, N.A. reported total assets of $82.2 million, total deposits of $62.9 million and total loans of $59.7 million.

"We are excited about the addition of Texas Guaranty Bank's customers to our existing customer base. We also are pleased to add Texas Guaranty's experienced staff to our team of professional bankers," said David Zalman, President and Chief Executive Officer of Prosperity Bancshares, Inc. "We are pleased that Texas Guaranty Bank chose to become our partner in providing the finest bank service available in the markets we serve."
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"The decision to sell our bank after operating as an independent bank and providing quality banking services to our customers was not easy," said Frank Maresca, President and Chief Executive Officer of Texas Guaranty Bank.
"However, we are convinced that joining Prosperity Bank is the right choice for our customers. We all look forward to becoming a member of the Prosperity team and continuing our personal involvement with the customers of our bank."

"Our new customers will continue to enjoy the same type of people to people banking they have enjoyed with Texas Guaranty Bank," said H. E. (Tim) Timanus, Jr., President and Chief Operating Officer of Prosperity Bank. "We are committed to providing our entire customer base with quality banking products and services now and in the future."

Prosperity Bancshares, Inc.(SM), formed in 1983, is a $1.262 billion bank holding company headquartered in Houston, Texas. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Trust Services, MasterMoney Debit
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Cards, and 24 hour voice response banking.  The bank currently operates twenty-
nine (29) full service banking locations in fourteen (14) contiguous counties including the Greater Houston Metropolitan Area. (Angleton, Bay City, Beeville, Clear Lake, Cleveland, Cuero, Cypress, East Bernard, Edna, El Campo, Fairfield, Goliad, Hitchcock, Houston - Bellaire, Houston - Downtown, Houston - Medical Center, Houston - Post Oak, Houston - River Oaks, Houston - Tanglewood, Houston
- Waugh Drive, Liberty, Magnolia, Mathis, Needville, Palacios, Sweeny, Victoria, West Columbia, and Wharton.)

                                     - - -

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD-LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF PROSPERITY BANCSHARES, INC.(SM) AND ITS SUBSIDIARIES. FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, MAY HAVE BEEN MADE IN THIS DOCUMENT. PROSPERITY'S RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS FOR A VARIETY OF REASONS, INCLUDING ACTIONS OF COMPETITORS; CHANGES IN LAWS AND REGULATIONS (INCLUDING CHANGES IN GOVERNMENTAL INTERPRETATIONS OF REGULATIONS AND CHANGES IN ACCOUNTING STANDARDS); CUSTOMER AND CONSUMER DEMAND, INCLUDING CUSTOMER AND CONSUMER RESPONSE TO MARKETING; EFFECTIVENESS OF SPENDING, INVESTMENTS OR PROGRAMS; FLUCTUATIONS IN THE COST AND AVAILABILITY OF SUPPLY CHAIN RESOURCES; ECONOMIC CONDITIONS, INCLUDING CURRENCY RATE FLUCTUATIONS; AND WEATHER. THESE FACTORS ARE MORE FULLY DESCRIBED IN PROSPERITY BANCSHARES, INC.'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

COPIES OF PROSPERITY BANCSHARES, INC.'S(SM) SEC FILINGS MAY BE DOWNLOADED FROM THE INTERNET AT NO CHARGE FROM FREEEDGAR, A REAL-TIME ACCESS TO SEC FILINGS SITE LOCATED AT WWW.FREEEDGAR.COM.
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